May 2021 First Quarter 2021 Earnings Call Exhibit 99.2

Forward Looking Statements Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “anticipates,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission and available on the Partnership’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise. 2

CrossAmerica Business Overview Charles Nifong, CEO & President 3

First Quarter Operations Wholesale fuel volume increased 32% 292 million gallons distributed in 1Q21 versus 221 million gallons in 1Q20 Primarily driven by acquisitions and exchanges Offset by the impact of COVID-19 Wholesale fuel margin declined 19% 7.3 cents in 1Q21 versus 9.0 cents in 1Q20 Strong Dealer Tank Wagon (DTW) margins in 1Q20 Motor Fuel Gross Profit from the Wholesale Segment increased 7% $21.3 million in 1Q21 versus $19.9 million in 1Q20 Primarily driven by 32% increase in motor fuel volume Overall Gross Profit for Wholesale Segment was relatively flat ($34.9 million for 1Q21 versus $35.1 million for 1Q20) Retail Segment’s Gross Profit increased $17.7 million year-over-year $19.7 million in 1Q21 versus $2.0 million in 1Q20 Increase driven by motor fuel and merchandise gross profit Operating and General and Administrative (G&A) Expenses Operating Expenses increased $19 million primarily due to the increase in company operated and commission sites as a result of acquisitions and exchanges in 2020 Company operated and commission sites increased 76% (154 sites) from 1Q20 to 1Q21 G&A expenses increased $3.2 million in 1Q21 when compared to 1Q20 primarily driven by 2020 acquisitions, an increase in management fees related to increased headcount and an increase of $0.9 million in acquisition costs 4

Definitive Agreement to Acquire 106 Sites from 7-Eleven* Acquiring sites from 7-Eleven, Inc. Properties are located in the Mid-Atlantic and Northeast Regions of the U.S. 106 total company operated sites 105 sites are currently branded Speedway and one site is branded 7-Eleven 90 of the sites are fee-based (owned) and 16 of the sites are leased Average lot size of 1.1 acres Average store size of 2,050 square feet Purchase price of $263 million Distributed 154 million gallons or an average of approximately 1.45 million gallons per site for the twelve months ended December 31, 2020 Merchandise sales were $136 million or an average of approximately $1.28 million in merchandise sales per site for the twelve months ended December 31, 2020 Closing of the acquisition is expected to be completed on a rolling basis beginning approximately 60 to 90 days after the closing of 7-Eleven’s transaction with Marathon 5 *Additional details regarding the definitive agreement with 7-Eleven is included in a Form 8-K filing, filed on April 29, 2021, and available on the CrossAmerica website at www.crossamericapartners.com.

Definitive Agreement to Acquire 106 Sites from 7-Eleven* (contd.) Will be rebranding sites shortly after closing of transaction to our proprietary store brand, Joe’s Kwik Marts, and also converting the sites to existing major branded fuel suppliers Great assets with a strategic fit within existing asset base Acquired sites will be managed efficiently within CAPL’s retail operations Expect the transaction to be immediately accretive to distributable cash flow to limited partners 6 *Additional details regarding the definitive agreement with 7-Eleven is included in a Form 8-K filing, filed on April 29, 2021, and available on the CrossAmerica website at www.crossamericapartners.com.

CrossAmerica Financial Overview Jon Benfield, Chief Accounting Officer 7

First Quarter Results Summary 8 Note: See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Capital Strength Leverage, as defined under our credit facility, was 4.54X as of March 31, 2021 Maintain Distribution Rate Distributable Cash Flow of $15.8 million for the three-month period ended March 31, 2021 Distribution rate of $0.5250 per unit ($2.10 per unit annualized) attributable to the first quarter of 2021 TTM coverage ratio to 1.23 times for period ending 03/31/21 from 1.19 times for the TTM ending 03/31/20 Capital Expenditures $10.6 million during the first quarter of 2021 $9.2 million of growth capital during the quarter related to EMV upgrades and rebranding of certain sites 9 Note: See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Appendix First Quarter 2021 Earnings Call 10

Non-GAAP Financial Measures 11 We use the non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income available to us before deducting interest expense, income taxes and depreciation, amortization and accretion, which includes certain impairment charges. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity-based employee and director compensation expense, gains or losses on dispositions and lease terminations, certain acquisition related costs, such as legal and other professional fees and separation benefit costs, and certain other non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax benefit or expense. The Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common units and then dividing that result by the distributions paid per limited partner unit. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess our operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess our ability to generate cash sufficient to make distributions to our unit-holders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing our financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Non-GAAP Reconciliation 12 The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):   During the three months ended March 31, 2020, CrossAmerica recorded a $67.6 million gain on the sale of its 17.5% investment in CST Fuel Supply. Also during the three months ended March 31, 2020, the Partnership recorded a gain of $1.8 million related to the sale of five CAPL properties as part of the third asset exchange. Relates to certain discrete acquisition related costs, such as legal and other professional fees, separation benefit costs and certain purchase accounting adjustments associated with recently acquired businesses. Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain CrossAmerica’s long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain CrossAmerica’s sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business. Consistent with prior divestitures, the current income tax benefit excludes income tax incurred on the sale of sites. On April 22, 2021, the Board approved a quarterly distribution of $0.5250 per unit attributable to the first quarter of 2021. The distribution is payable on May 11, 2021 to all unitholders of record on May 4, 2021. The distribution coverage ratio is computed by dividing Distributable Cash Flow by the weighted-average diluted common units and then dividing that result by the distributions paid per limited partner unit.